SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

Filed by the Registrant    [ ]

Filed by a party other than the Registrant  [X]

     Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ]   Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting material pursuant to Rule 14a-12

                            CHAD THERAPEUTICS, INC.

                (Name of Registrant as Specified in Its Charter)
                            THE COMMITTEE TO RESTORE
                             CHAD SHAREHOLDER VALUE

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transactions applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

      (4) Proposed maximum aggregate value of transaction:

      (5) Total Fee paid:

[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing party:

      (4)  Date filed:

Preliminary Copy:  Subject to Completion

                                 PROXY STATEMENT
                                       OF
                            THE COMMITTEE TO RESTORE
                             CHAD SHAREHOLDER VALUE

                                 ANNUAL MEETING
                                       OF
                             CHAD THERAPEUTICS, INC.

     This Proxy Statement and the enclosed GREEN Proxy Card are being furnished by a group of concerned shareholders who have formed the Committee to Restore CHAD Shareholder Value (the "Committee") to holders of Common Shares, par value $.01 per share (the "Common Shares"), of CHAD Therapeutics, Inc., a California corporation ("CHAD" or the "Company"), in connection with the solicitation of proxies by the Committee. The proxies will be used at the Annual Meeting of Shareholders, or any other meeting of shareholders held in lieu thereof, and at any and all adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"). The Board of Directors of the Company has scheduled the Annual Meeting to be held on September 11, 2002 at the Hilton Woodland Hills Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367, at 10:00 a.m., and has set July 15, 2002 as the record date for determining shareholders entitled to notice of and to vote at such Meeting (the "Record Date"). The principal executive offices of the Company are 21622 Plummer Street, Chatsworth, California 91311.

     The Committee has nominated two individuals to be elected to the CHAD Board at the Annual Meeting of Shareholders. The Committee's nominees are: W. Robert Kohorst and Danley K. Sheldon (the "Nominees"). The Committee is soliciting CHAD shareholders for the election of the Nominees to the CHAD Board. Members of the Committee intend to vote their Common Shares for the election of the Nominees.

     This solicitation is being made by the Committee in opposition to, and not on behalf of, the Company's Board of Directors.

     On the Record Date, the Company has stated that 10,068,032 shares of Common Shares were outstanding and entitled to vote at the Annual Meeting. The members of the Committee, along with all of the participants in this solicitation, were the beneficial owners of an aggregate of 722,000 Common Shares which represents approximately 7.17% of the Common Shares outstanding, on the Record Date, and were the beneficial owners of an aggregate of 730,000 Common Shares which represents approximately 7.25% of the Common Shares, on the date hereof.

     Additional information concerning the Committee and the other participants in the solicitation is set forth under the headings "Election of Directors" and "Information About Participants."


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

     Your vote is important, no matter how many or how few shares you own. Please sign and date the enclosed green proxy card and mail it in the enclosed postage-paid envelope promptly. Properly voting the enclosed GREEN proxy card automatically revokes any proxy previously signed by you. Remember, only your latest dated and signed proxy will be voted.

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE TO VOTE YOUR SHARES,

                                 PLEASE CONTACT:

                         N.S. Taylor & Associates, Inc.
                            131 South Stagecoach Road
                                  P.O. Box 358
                              Atkinson, Maine 04426
                           1-800-711-8662 (toll-free)
                                       or
                            (207) 564-8700 (collect)

     The date of this Proxy Statement is August [26]. Copies of this Proxy Statement and form of proxy are first intended to be furnished by the Committee to Shareholders on or about August 26, 2002.

                                  INTRODUCTION

     According to CHAD's management proxy statement (the "Management Proxy Statement"), at the 2002 Annual Meeting of Shareholders, CHAD's shareholders will be asked to re-elect CHAD's four directors to serve until the 2004 annual meeting of shareholders or until their successors are elected and qualified. The Committee has decided to nominate, and is soliciting your proxy in support of the election of, the Nominees. We believe the Nominees are highly qualified individuals based on their extensive business and professional experience. For more information regarding the Nominees, see "Election of Directors - Nominees" below.

     The Board currently consists of seven directors divided into two classes. Although the Nominees will not constitute a majority of the Board if elected, we believe their election will send a strong message to CHAD and they will serve to closely monitor management's progress with respect to enhancing shareholder value.

                                    IMPORTANT

     Your vote is important, no matter how many or how few Common Shares you own. The Committee urges you to sign, date, and return the enclosed GREEN proxy card today to vote FOR the election of the Nominees.

     o If your Shares are registered in your own name, please sign and date the enclosed GREEN proxy card and return it to the Committee to Restore CHAD Shareholder Value, c/o N.S. Taylor & Associates, Inc., 131 South Stagecoach Road, P.O. Box 358, Atkinson, Maine 04426, in the enclosed envelope today.

     o If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the GREEN proxy card. The Committee urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of such instructions to the Committee to Restore CHAD Shareholder Value, c/o N.S. Taylor & Associates, Inc., 131 South Stagecoach Road, P.O. Box 358, Atkinson, Maine 04426, who is assisting in this solicitation, at the address and telephone numbers set forth below, and on the back cover of this Proxy Statement, so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.

     o The Committee urges you NOT to sign any proxy card sent to you by CHAD. If you have already done so, you may revoke your previous proxy by signing, dating and returning the enclosed GREEN proxy card today.

                 If you have any questions regarding your proxy, or need assistance in voting your Common Shares, please call:

                         N.S. Taylor & Associates, Inc.

                        Call toll-free: (1-800) 711-8662
                Bankers and Brokers Call Collect: (207) 564-8700


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
                            THE COMMITTEE'S CONCERNS

     The Committee believes that the Company has not been taking appropriate actions to increase the sales of the Company's products, particularly with respect to the TOTAL O2(R) Delivery System. The Committee also believes that the Company should be reviewing its strategic alternatives that address several areas of the business such as the international business expansion, strategic research and development investments, manufacturing alternatives and current marketing initiatives. The Committee believes that electing new directors will help bring new ideas to the Company and that the new directors will recommend actions that will help increase the market price of Common Shares.

     In considering who is most capable of maximizing value, the Committee believes that its Nominees will bring their depth of experience to better enable the CHAD Board to advance the interests of shareholders and restore shareholder value. Neither the Committee, nor any other person on its behalf, has made or undertaken any analyses or reports as to whether shareholder present value will be maximized as a result of this solicitation. There can be no assurance that the present value of the Shares will be maximized as a result of this solicitation or the election of the Nominees.

     YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GREEN PROXY CARD.

                              ELECTION OF DIRECTORS

Nominees

     The Bylaws of the Company, as amended, provide that the Board of Directors shall not be less than five and not more than 13 and shall be fixed from time to time by resolution of the Board of Directors. According to the Management Proxy Statement, at its meeting in June 1999, the Board of Directors fixed the number of directors constituting the entire Board as seven.

     Also, according to the Management Proxy Statement, the Bylaws divide the Board into two classes, Class I and Class II. Four directors have terms of office that expire at the 2002 Annual Meeting, and these four directors are standing for reelection for a two-year term as Class II members. The remaining Class I members will continue to serve until the 2003 Annual Meeting.

     The Committee's members have nominated W. Robert Kohorst and Danley K. Sheldon to serve on the board of directors of CHAD as two of the four Class II directors because the Committee members believe that CHAD needs effective independent voices at this time. Both nominees have consented to serve if elected. The Committee believes

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

that Messrs. Kohorst and Sheldon would be the type of independent, effective directors that CHAD needs now more than ever. Committee members have nominated them because of their experience and judgment, as well as their commitment to protecting shareholder interests and increasing shareholder value, as we explain more fully in the following section.

     Mr. Danley K. Sheldon, age 43, has served as President, Chief Executive Officer and Trustee of Maxus Realty Trust, Inc. ("MRTI ") since January 25, 2002. MRTI is a Missouri publicly traded real estate investment trust listed on the NASDAQ NMS that acquires and holds commercial real estate and residential apartment complexes. Mr. Sheldon is also chief executive officer of Maxus Properties, Inc., a Missouri corporation that specializes in commercial property management for affiliated owners. MRTI's and Maxus Properties, Inc.'s principal business address is 104 Armour Road, North Kansas City, Missouri 64116. Mr. Sheldon currently serves as a member of the board of directors of Entertainment Properties Trust, a New York Stock Exchange listed real estate investment trust and Blue Cross Blue Shield of Kansas City. Mr. Sheldon has previously held various positions with Ferrellgas Partners, L.P., , most recently as President and Chief Executive Officer. Ferrellgas Partners, L.P. is a Delaware limited partnership listed on the New York Stock Exchange and located at One Liberty Plaza, Liberty, Missouri 64068, whose primary activity is owning and operating a propane business.

     Mr. W. Robert Kohorst, age 49, is President, founding shareholder and majority owner of Everest Properties, LLC ("Everest"), a California limited liability company that specializes in real estate and related investments, which operates through subsidiaries and affiliates. Everest and its affiliates also occasionally engage in proxy solicitations in opposition to management and regularly engage in tender offers to acquire interests in real estate companies. Everest Management, LLC, an affiliate of Everest and Mr. Kohorst, currently is engaged in a tender offer to acquire up to 2% of the outstanding Common Shares at an offering price of $3.00 per share. Mr. Kohorst has extensive business development experience in a variety of successful business ventures. In addition, he holds an undergraduate degree in accounting and holds a law degree. Mr. Kohorst has served as a member of the board of trustees of MRTI since May 2002. Mr. Kohorst's and Everest's principal business address is 155 N. Lake Avenue, Suite 1000, Pasadena, California 91101.

     For the reasons stated more fully in the following section, the Committee believes that Messrs. Kohorst and Sheldon should be chosen by the holders of Common Shares in lieu of the Company's nominees presented in the Management Proxy Statement. The Management Proxy Statement (incorporated herein by reference) sets forth the names and ages of the Company's nominees and describes the principal business experience of each, as well as the year each first held Company office and/or served as a director, the number of shares each beneficially owns, and the percentage of outstanding shares owned by each nominee. Information is also provided concerning the committees of the board of directors.

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

                   REASONS FOR ELECTING INDEPENDENT DIRECTORS

     The Committee believes that Messrs. Kohorst and Sheldon offer precisely the kind of experience and judgment that holders of Common Shares need to enhance the value of their CHAD investment. Mr. Sheldon has extensive experience as a businessman and corporate director in several organizations over the past 20 years. His public accounting experience introduced him to a broad array of businesses and ultimately led to his decision to join one of the largest propane businesses in America, serving progressively as chief financial officers, president and finally chief executive officer in his last position. His most recent appointment as Chief Executive Officer of Maxus Realty Trust, Inc. provides additional leadership and business experience necessary to initiate changes in the Company's Board. Mr. Sheldon also brings relevant industry experience as an investor in and consultant to a durable medical equipment company and rehabilitation therapy provider. In addition, Mr. Sheldon serves on the Board of Directors of Blue Cross Blue Shield of Kansas City. Similarly, Mr. Kohorst has significant experience in managing companies and has become successful in many business ventures. His academic background, his legal and accounting accreditations and his entrepreneurial experience provides the necessary elements to assist in initiating change for the CHAD Board. The Committee believes that electing these independent candidates is important, given the critical juncture at which CHAD finds itself today as shareholder value continues to underperform expectations. CHAD's share price continues to decline resulting from poor financial performance. We must affect change to the leadership of CHAD. The Committee questions whether, based on past experience, the current board will take the appropriate actions to maximize CHAD shareholder value.

     The Nominees will not receive any compensation from the Committee for their services as a director of the Company. On August 7, 2002, Monte McDowell, David
L. Johnson and Matt Duffield entered into an agreement pursuant to which, among other things, they formed the Committee and agreed to nominate two directors to the CHAD Board and solicit proxies for the Annual Meeting for their two directors for the CHAD Board.

     Other than as stated above, there are no arrangements or understandings between the Committee and each Nominee or any other person or person pursuant to which the nominations described herein are to be made, other than the consent by each of the Nominees to serve as a director of the Company if elected as such at the Annual Meeting. The Nominees have executed written consents agreeing to be a nominee for election of director of the Company and to serve as a director if so elected. None of the Nominees have been convicted in any criminal proceedings (excluding traffic violations or similar misdemeanors) over the past ten years and are not adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

     According to the Company's public filings, if elected as a director, each Nominee, as a non-employee director, will be entitled to receive his expenses and a fee of $1,000 for each Board meeting attended and $100 for each committee meeting attended unless the committee meeting occurs on the same day as the Board meeting, in which event, each non-employee director receives only the fee for attending a Board meeting. In

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

addition, each non-employee director receives a quarterly retainer in the amount of $2,500. Directors who are also employees do not receive separate compensation for services as directors.

     The Committee does not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to do so, the Common Shares represented by the enclosed GREEN proxy card will be voted for alternate nominees. In addition, the Committee reserves the right to nominate substitute or additional persons if the Company makes or announces any changes to its Bylaws, including increasing the size of the CHAD Board, or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees. In any such case, Common Shares represented by the enclosed GREEN proxy card will be voted for such substitute or additional nominees. Also, in the event the election of directors is by cumulative voting, the persons named in the enclosed proxy will cumulate the votes represented by the proxies so as to elect the maximum number of Nominees possible, which number may be just one Nominee.

     WE URGE YOU TO VOTE FOR THE ELECTION OF THE COMMITTEE'S NOMINEES TO THE BOARD. PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                           VOTING AND PROXY PROCEDURES

Annual Meeting of Shareholders

     According to the Management Proxy Statement, at the 2002 Annual Meeting of Shareholders, CHAD's shareholders will be asked to (i) re-elect CHAD's four directors to serve until the 2004 annual meeting of shareholders or until their successors are elected and qualified; (ii) ratify the appointment of KPMG LLP as CHAD's independent auditors and (iii) transact any other business which may properly come before the annual meeting and any adjournments or postponements thereof. Each of the foregoing items of business are more fully described in the Management Proxy Statement. Except for the election of directors, the Committee has taken no position on CHAD's proposals as disclosed to date.

Record Date and Voting Power

     Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Shareholders who sell Common Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Common Shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Common Shares after the Record Date. Based on publicly available information, the Committee believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting are the Common Shares.

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

     On the Record Date, the Company has stated that 10,068,032 shares of Common Shares of the Company, .01 par value per common share (the "Common Shares") were outstanding and entitled to vote at the Annual Meeting.

     Holders of Common Shares have one vote for each share with respect to all matters to be considered at the Annual Meeting, and may have cumulative voting rights with respect to the election of directors. No shareholder may cumulate votes unless a shareholder has announced at the Annual Meeting his intention to do so, but if any shareholder makes such an announcement, all shareholders may cumulate votes. Cumulative voting rights entitle a shareholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by him on the Record Date, or to distribute his votes on the same principle among two or more nominees, as he sees fit. In the event cumulative voting is in effect at the Annual Meeting, the Committee is soliciting discretionary authority to cumulate votes. In the event additional persons are nominated for the position of director, the proxyholders may cumulate and cast their votes, at their discretion, among all or less than all of the nominees in such proportions as they see fit. Where no vote is specified or where a vote for all nominees is marked, the cumulative votes represented by a proxy will be cast at the discretion of the proxyholders in order to elect the maximum number of nominees under the then prevailing circumstances. If you withhold your vote for a nominee, all of your cumulative votes will be distributed to the remaining nominees. The four nominees for director receiving the highest number of votes at the Annual Meeting will be elected. The Committee plans to make an announcement at the Annual Meeting of its intent to cumulate votes. Shareholders voting by means of the accompanying GREEN proxy card will be granting the proxyholders discretionary authorities to vote their Common Shares cumulatively at the discretion of the persons named in the GREEN proxy card, but such shareholders may not mark the GREEN proxy card to cumulate their own votes. Unless votes are withheld for any of the Nominees, the persons names as proxies on the GREEN proxy card intend to cumulate such votes in a manner so as to maximize representation on the CHAD Board of the Nominees.

     The Committee is soliciting the discretionary authority to cumulate votes and the persons named in the accompanying proxy will have the authority to cumulate votes at their discretion. The Committee has not determined the order of priority in which it will cast its cumulative votes disproportionately among its Nominees, if it elects to cumulate disproportionately. The Committee reserves the right to change the priority of its nominees once determined, depending upon the manner in which the Committee believes other votes will be cast and such other factors as the Committee may deem appropriate in its discretion consistent with the goal of maximizing the number of Nominees elected to the CHAD Board.

     The persons named as proxies on the GREEN proxy card do not intend to vote any Common Shares for the election of the nominees proposed by CHAD. Instead, such persons will cumulate votes in respect of such Shares to elect the maximum number of the Nominees. In the event the number of persons constituting the CHAD Board is increased prior to the election of directors at the Annual Meeting, the persons named as


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proxies on the GREEN  proxy card  reserve  the right to vote for any  additional nominees for directors nominated by the Committee.

     The accompanying GREEN proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote FOR the election of the Nominees as the directors of CHAD or withhold authority to vote for the election of the Nominees by marking the proper box on the GREEN proxy card. You may also withhold your vote from any of the Nominees by striking the name of such nominee in the list provided on the GREEN proxy card. If no marking is made and you have signed and dated the proxy card, you will be deemed to have given a direction to cumulate and vote the Common Shares represented by the GREEN proxy card FOR the election of the Nominees, which votes will be cumulatively allocated among the Nominees at the discretion of the persons named in the GREEN proxy card.

     The Committee is not aware of any other proposals to be brought before the Annual Meeting. However, should other proposals be brought before the Annual Meeting, the persons named as proxies in the enclosed GREEN proxy card will vote on such matters in their discretion.

Quorum

     A quorum must be present to take any action on a voting matter at the Annual Meeting. The presence in person or by proxy of the persons entitled to vote a majority of the Common Shares will constitute a quorum at the Annual Meeting. For purposes of determining the number of Shares present in person or represented by proxy on voting matters, all votes cast "FOR", "AGAINST" or "ABSTAIN" are included. A "Broker Non-Vote" is a vote withheld by a broker on a particular matter because the broker has not received instructions from the customer for whose account the shares are held. Broker non-votes and abstentions are not treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes and abstentions will have no effect on the election of directors.

Revocation of Proxies

     Shareholders of the Company may revoke their proxies at any time prior to its exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Committee, in care of N.S. Taylor & Associates, Inc., at the address set forth on the back cover of this Proxy Statement or to the Company, at 21622 Plummer Street, Chatsworth, California 91311 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, the Committee requests that either the original or photostatic copies of all revocations be mailed to the Committee, in care of N.S. Taylor & Associates, Inc., at the address set forth on the back cover of this Proxy Statement so that the Committee will be

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

aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Common Shares.

     This Solicitation is being made by the Committee and not on behalf of the Board of Directors or management of the Company.

                             SOLICITATION OF PROXIES

     The solicitation of proxies pursuant to this Proxy Statement is being made by the Committee. Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisements. Solicitations may be made by certain directors, officers and employees of the Committee, none of whom will receive additional compensation for such solicitation.

     The Committee has retained N.S. Taylor & Associates, Inc., for solicitation and advisory services in connection with this solicitation, for which N.S. Taylor & Associates, Inc. will receive $______ together with reimbursement for its reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. N.S. Taylor & Associates, Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The Committee has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Common Shares they hold of record. The Committee will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that N.S. Taylor & Associates, Inc. will employ approximately 27 persons to solicit the Company's shareholders for the Annual Meeting.

     The entire expense of soliciting proxies is being borne by the Committee. The Committee does not currently intend to seek reimbursement of the costs of this solicitation from the Company, although if some or all of the Nominees are elected, the Committee may seek reimbursement from the Company for the costs of this solicitation. Costs of this solicitation of proxies are currently estimated to be approximately $______. The Committee estimates that through the date hereof, its expenses in connection with this solicitation are approximately $______.

                         INFORMATION ABOUT PARTICIPANTS

     The Committee is comprised of Monte McDowell and Matt Duffield. Messrs. McDowell and Duffield entered into an Agreement pursuant to which, among other things, they formed the Committee and agreed to nominate a slate of directors to the CHAD Board and solicit proxies for the Annual Meeting for their slate of directors for the CHAD Board. Although not a member fo the Committee, David L. Johnson, a CHAD shareholder, is also a participant in the solicitation. The members of the Committee, along with all of the participants in this solicitation (including the nominees), were the beneficial owners of an aggregate of 722,000 Common Shares on the Record

Date and were the beneficial owners of an aggregate of 730,000 Common Shares on the date hereof.

     Mr. Monte McDowell, age 44, is President, Chief Executive Officer and principal shareholder of McDowell Pharmaceuticals, L.L.C., a Missouri limited liability company involved in several areas of the pharmaceutical industry. Mr. McDowell's and McDowell Pharmaceuticals, L.L.C.'s principal business address is 1940 Linn Street, North Kansas City, Missouri 64116. Previously, Mr. McDowell was President, Chief Executive Officer and principal shareholder of Home Medical Specialty Equipment, Inc., a Missouri corporation doing business as MED4HOME, involving capital equipment medical sales. Mr. McDowell is also a member of the board of trustees of MRTI. On the Record Date and on the date hereof, Mr. McDowell beneficially owned 10,000 Common Shares. For information regarding the purchases and sales of Common Shares during the past two years by Mr. McDowell, see Schedule I.

     Mr. Duffield, age 39, is currently a self employed business consultant. Mr. Duffield's principal business address is 104 Armour Road, North Kansas City, Missouri 64116. Previously Mr. Duffield was Senior Vice President, International Business of American Italian Pasta Company, Inc. and Managing Director of Italian American Pasta Company, SLR Italy, where he pioneered the European start-up of an Italian Pasta manufacturer. Mr. Duffield was with Arthur Anderson from 1985 to 1994. On the Record Date and date hereof, Mr. Duffield did not beneficially own any Common Shares.

     Mr. Johnson, age 46, is Chairman and a member of the board of trustees of MRTI and is Chief Executive Officer of Maxus Properties, Inc. Mr. Johnson's principal business address is 104 Armour Road, North Kansas City, Missouri 64116. Maxus Properties, Inc. owns and operates companies that over 10,500 apartment units and over 4,500 square feet of office and retail space. Mr. Johnson is also on the Board of Directors of Maxus Capital Corp., the managing general partner of Maxus Real Property Investors--Four, L.P., a Missouri limited partnership that is a public reporting company. Mr. Johnson also owns and operates a durable medical equipment and rehabilitation therapy provider and provides consulting services to a large regional medical equipment supplier. On the Record Date and on the date hereof, Mr. Johnson beneficially owned 692,000 Common Shares. For information regarding the purchases and sales of Common Shares during the past two years by Mr. Johnson, see Schedule I.

     On the Record Date and date hereof, Mr. Kohorst beneficially owned 2O,000 Common Shares. Since the Record Date, Mr. Kohorst has acquired an additional 8,000 Common Shares. For information regarding the purchases and sales of Common Shares during the past two years by Mr. Kohorst, see Schedule I.

     On the Record Date and date hereof, Mr. Sheldon did not beneficially own any Common Shares.

     Schedule II lists the security ownership of certain beneficial owners and management of the company as disclosed in the Management Proxy Statement.

           CERTAIN TRANSACTIONS BETWEEN THE COMMITTEE AND THE COMPANY

     Except as set forth in this Proxy Statement (including the Schedules hereto), neither the Committee, nor any of the Nominees or any of the other participants in this solicitation, or any of their respective associates: (i) directly or indirectly beneficially owns any Common Shares or any securities of the Company; (ii) has had any relationship with the Company in any capacity other than as a shareholder, or is or has been a party to any transactions, or series of similar transactions, since April 1, 2000, with respect to any Common Shares; or (iii) knows of any transactions since April 1, 2000, currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective affiliates had, or will have, a direct or indirect material interest. In addition, other than as set forth herein, there are no contracts, arrangements or understandings entered into by the Committee or any of the Nominees or any other participant in this solicitation or any of their respective associates within the past year with any person with respect to any of the Company's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

     Except as set forth in this Proxy Statement (including the Schedules hereto), neither the Committee nor any of the Nominees, nor any of the other participants in this solicitation, or any of their respective associates, has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party. However, the Committee has reviewed, and will continue to review, on the basis of publicly available information, various possible business strategies that they might consider in the event that the Nominees are elected to the CHAD Board. In addition, if and to the extent that the Nominees are elected, the Nominees intend to conduct a detailed review of the Company and its assets, financial projections, corporate structure, dividend policy, capitalization, operations, properties, policies, management and personnel and consider and determine what, if any, changes would be desirable in light of the circumstances which then exist.

                    OTHER MATTERS AND ADDITIONAL INFORMATION

     The Committee is not aware of any other proposals to be brought before the Annual Meeting. However, should other proposals be brought before the Annual Meeting, the persons named as proxies on the enclosed GREEN proxy card will vote on such matters in their discretion.

     The Company is required to file public reports that are publicly available. Copies of all such documents filed by the Company, and by the Committee, are available at the Securities and Exchange Commission's web site (www.sec.gov).

     Your vote is important. Regardless of the number of shares you own, please vote as recommended by the Committee by signing, dating and mailing your GREEN proxy card. You should discard all proxy cards you receive from management. Please act today.

     A later dated management proxy card will revoke your vote for the Committee. Remember, only your latest dated and signed proxy card will be voted.

     If you hold your shares in the name of one or more brokerage firms, banks or nominees, only they can vote your shares and only after receiving your specific instructions. Please call your broker and instruct him/her to execute a GREEN proxy card on your behalf. You should also promptly sign, date and mail your GREEN proxy card when you receive it from your broker. Please do so for each separate account you maintain.

                                 Sincerely,

                 THE COMMITTEE TO RESTORE CHAD SHAREHOLDER VALUE


      IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE TO VOTE YOUR SHARES,

                                 PLEASE CONTACT:

                         N.S. Taylor & Associates, Inc.
                            131 South Stagecoach Road
                                  P.O. Box 358
                              Atkinson, Maine 04426
                           1-800-711-8662 (toll-free)
                                       or
                            (207) 564-8700 (collect)

                                   Schedule I

     Transactions in the Securities of the Company within the Past Two Years

The following table sets forth information with respect to all purchases and sales of shares of Common Shares of the Company within the past two years by Monte McDowell, David L. Johnson and W. Robert Kohorst. Each of the transactions was effected on the open market, except where otherwise noted.

Monte McDowell (held by McDowell Investments L.P., a limited partnership in which Mr. McDowell is the sole limited partner and general partner)

       Common Shares                       Price                     Date of
      Purchased (Sold)                   Per Share                  Purchase
      ----------------                   ---------                  --------
              9,700                          $0.84                  03/08/01
                300                          $0.84                  03/22/01

David L. Johnson

 (1) Shares held by Mr. Johnson individually

            Common Shares                      Price                    Date of
           Purchased (Sold)                   Per Share                Purchase
           ----------------                   ---------                --------

                2,000                           $0.65                   01/22/01

                  200                           $0.90                   02/13/01
                  300                           $0 90
                  600                           $0.90

                1,900                           $0.88                   03/13/01

                1,000                           $0.89                   04/16/01

                  500                           $1.10                   05/09/01

                2,600                           $2.01                   05/29/01
                2,400                           $2.01

                3,000                           $2.02                   05/30/01
                2,000                           $2.02
                2,000                           $2.02

                4,800                           $2.01                   05/31/01
                  200                           $2.01

                5,000                           $1.81                   06/01/01

                2,000                           $2.62                   06/22/01
                  200                           $2.62

                  200                           $2.02                   07/12/01

                1,000                           $2.01                   07/13/01
                4,000                           $2.01

                5,000                           $2.31                   07/18/01
                3,100                           $2.31

                6,000                           $2.91                   07/25/01

                5,000                           $3.03                   07/26/01
                1,600                           $3.02
                  500                           $3.02

                  300                           $2.83                   07/30/01
                2,900                           $3.02

                  500                           $2.61                   07/31/01
                2,100                           $2.61
                2,400                           $2.61

                1,800                           $2.82                   8/01/01
                1,000                           $2.82
                  100                           $2.82

                1,500                           $2.72                   8/13/01
                  300                           $2.72

                  300                           $2.85                   8/16/01
                  200                           $2.94

                  700                           $2.90                   8/17/01
                  500                           $2.83

                  300                           $3.00                   8/20/01
                  300                           $3.00
                  800                           $3.00
                  600                           $3.00
                  100                           $2.81

                  800                           $3.03                   8/21/01

                2,000                           $3.02                   8/22/01

                  500                           $2.93                   8/29/01
                  200                           $2.93
                5,000                           $2.93

                1,000                           $3.05                   9/06/01
                2,100                           $3.05

                2,400                           $3.02                   9/24/01
                2,200                           $3.02

                5,000                           $3.03                   9/26/01
                5,000                           $3.03

                  500                           $3.03                   12/04/01

                3,000                           $3.50                   2/06/02

                  200                           $3.50                   5/02/02
                3,000                           $3.50

                  900                           $3.50                   5/03/02
                1,100                           $3.50
                2,800                           $3.50
                  200                           $3.50
                2,700                           $3.50

                3,000                           $3.50                   5/06/02
                2,800                           $3.50
                  200                           $3.50
                  200                           $3.50

                  600                           $3.50                   5/13/02
                1,000                           $3.50
                  600                           $3.50

                  200                           $3.50                   5/16/02

                  200                           $3.50                   5/16/02

                  200                           $3.50                   5/17/02
                1,000                           $3.50
                1,000                           $3.50
                1,300                           $3.50
                  400                           $3.50

                3,000                           $3.23                   5/22/02
                  400                           $3.23
                  100                           $3.23
                1,000                           $3.23

                1,000                           $2.75                   5/28/02
                  500                           $2.75

                  400                           $2.75                   5/30/02
                1,700                           $2.75

                1,000                           $2.75                   6/13/02
                4,000                           $2.75

                  100                           $2.75                   6/14/02

                  400                           $2.75                   6/24/02

                  100                           $2.75                   6/26/02
                  500                           $2.75
                1,500                           $2.75
                1,200                           $2.75
                1,200                           $2.75

                1,500                           $2.75                   7/03/02

 (2) Shares held by Mr. Johnson jointly with his wife

            Common Shares                      Price                    Date of
           Purchased (Sold)                   Per Share                Purchase

                5,000                           $2.62                   8/02/01

               13,000                           $2.90                   8/06/01

                5,000                           $2.95                   9/18/01

                5,000                           $2.85                   9/21/01

                5,000                           $3.02                   9/26/01

                5,000                           $3.00                   9/27/01
                5,000                           $3.00
                5,000                           $3.00
                5,000                           $3.00
                5,000                           $3.00

                5,000                           $3.00                   9/28/01
                2,100                           $3.00
                5,000                           $3.00
                5,000                           $3.00

                  300                           $2.80                   2/5/02
                  500                           $2.90
                2,600                           $2.83
                4,900                           $2.80

                1,000                           $2.94                   2/6/02
                1,000                           $2.90

                3,000                           $2.95                   2/8/02
                8,000                           $2.99
                2,000                           $2.97

                  900                           $3.40                   5/13/02
                1,000                           $3.47
                1,000                           $3.30
                1,000                           $3.31
                2,500                           $3.40

               15,500                           $3.50                   5/14/02

 (3) Shares held by Bond Purchase, L.L.C., an affiliate of Mr. Johnson

            Common Shares                      Price                    Date of
           Purchased (Sold)                   Per Share                Purchase

                1,700                           $3.03                   7/31/01

                  700                           $3.12                   8/01/01
                1,300                           $3.03
                  800                           $3.14

                   40                           $1.89                   8/02/01

                  203                           $1.89                   8/08/01

                  300                           $3.05                   9/07/01

               (2,100)                          $2.80                   1/24/02
               (1,200)                          $2.91
               (2,000)                          $3.01

                 (243)                          $2.53                   8/1/02

W. Robert Kohorst (held by Everest Properties II Money Purchase Plan FBO W. Robert Kohorst)

            Common Shares                      Price                    Date of
           Purchased (Sold)                   Per Share                Purchase
           ----------------                   ---------                --------

                1,100                           $3.00                   9/24/01
                7,500                           $2.87                   9/25/01
                1,400                           $2.96                   9/26/01
               10,000                           $3.00                   9/27/01
                1,000                           $2.55                   7/24/02
                7,000                           $2.66                   7/25/02

                                   Schedule II

 Security Ownership of Certain Beneficial Owners and Management of the Company

     The following is based on  information  contained in the  Management  Proxy
Statement:

     The following table sets forth as of June 12, 2002, the ownership of the Common Shares by those persons known by the Company to own beneficially 5% or more of such shares, by each director who owns any such shares and by all officers and directors of the Company as a group:

                                                                      Percent
 Name and Address                                        Amount        Owned

 Thomas E. Jones (1)(2)                                  250,460        2.5%
 David L. Cutter (1(2)                                   100,327        1.0%
 Norman Cooper (1)(2)                                     91,804        0.9%
 John C. Boyd (1)(2)                                     161,931        1.6%
 Philip Wolfstein (1)(2)                                 176,299        1.8%
 James M. Brophy (1)(2)                                    9,956        0.1%
 Earl L. Yager (1)(2)                                    266,008        2.6%
 All Officers and Directors as a group)(11 people (2)  1,286,906       12.8%
 Kevin Kimberlin (3)                                     836,560        8.3%
 Bond Purchase, LLC                                      677,100        6.7%


(1) The address of each director and Mrs. Adams is 21622 Plummer Street, Chatsworth, CA 91311.
(2) Includes shares subject to options which are currently exercisable or which become exercisable within sixty (60) days: Thomas E. Jones--154,779 shares, David L. Cutter--36,692 shares, Norman Cooper--36,692 shares, John C. Boyd--36,692 shares, Philip Wolfstein--42,872 shares, Earl L. Yager--122,907 shares, all Officers and Directors as a group--532,952 shares.
(3) Mr. Kimberlin's address is c/o Spencer Trask, 535 Madison Avenue, New York, NY 10022.
(4) Bond Purchase, LLC's address is c/o David L. Johnson, 1100 Main, Suite 2100, Kansas City, MO 64105.

                                   Appendix A

                            Preliminary Form of Proxy

This Proxy is Solicited on Behalf of the Committee to Restore CHAD Shareholder Value

                                      PROXY
                             CHAD THERAPEUTICS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                    THIS PROXY IS SOLICITED BY THE COMMITTEE
                        TO RESTORE CHAD SHAREHOLDER VALUE

The undersigned hereby appoints Matt Duffield and Monte McDowell, and each of them, as proxies, with full power of substitution, to vote the shares of Chad Therapeutics, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on September 11, 2002 at 10:00 a.m. local time, or at any adjournment or postponement thereof, upon the matters set forth in The Committee to Restore Chad Shareholder Value's Proxy Statement and upon such other matters as may properly come before the meeting, and revokes any previous proxies with respect to the matters covered by this proxy. The Committee to Restore Chad Shareholder Value recommends and, unless instructed otherwise, intends to vote the shares represented by this proxy, in favor of our nominees listed below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR ALL PROPOSALS AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The Committee to Restore Chad Shareholder Value may cumulate votes as allowed by Section 708 of the California Corporations Code.

       PLEASE COMPLETE, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD
                    AND RETURN IT IN THE ENCLOSED ENVELOPE.

1. ELECTION OF DIRECTORS

COMMITTEE TO RESTORE CHAD SHAREHOLDER VALUE'S NOMINEES

Election of W. Robert Kohorst and Danley K. Sheldon.

[ ]  FOR ALL NOMINEES          [ ] WITHHOLD FOR ALL

FOR, except vote withheld from the following nominee(s)

-----------------------------------------------

2. Ratification of the appointment of KPMG LLP as independent Certified Accountants and Auditors. (THE COMMITTEE MAKES NO RECOMMENDATION ON THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.)

[ ] FOR    [ ] AGAINST      [ ] ABSTAIN

Dated:


-----------------------------------------


-----------------------------------------
Signature

-----------------------------------------
Signature

NOTE: This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon and return promptly in the enclosed envelope. Persons signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.



[ ] PLEASE PLACE AN "X" HERE IF YOU PLAN TO ATTEND THE MEETING.